Exhibit 99.1

Powered Brands Announces It Has Regained Compliance with Nasdaq Listing Requirements

NEW YORK, June 3, 2021— Powered Brands (Nasdaq: POW, the “Company”) announced today that it has regained compliance with Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule 5250(c)(1) (the “Rule”) after filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”) on June 3, 2021.

On May 28, 2021, the Company received a notice from Nasdaq indicating that the Company was not in compliance with the Rule as a result of its failure to timely file the Form 10-Q with the SEC as required by the Rule.

About Powered Brands

Powered Brands is a newly incorporated blank check company, incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. While Powered Brands may pursue an initial business combination opportunity in any business, industry, sector or geographical location, it intends to capitalize on the ability of its management team to identify promising opportunities within beauty, wellness and consumer-related industries.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement, as amended from time to time, and prospectus for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Liz Bruce
liz.bruce@greycroft.com